First Quarter 2017 Investor Presentation Exhibit 99.1

This investor presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the Company’s proposed acquisition of the Clayton Banks, the anticipated benefits and financial impact thereof, the outlook for the Company’s future business and financial performance, including the outlook for the Company’s mortgage business, and/or the performance of the banking industry and economy in general. These forward-looking statements include, without limitation, statements relating to the Company’s outlook for its mortgage business, anticipated benefits, financial impact and closing of the proposed acquisition by the Company of the Clayton Banks, including, the anticipated timing of the closing of the proposed acquisition, any expected increase in the Company’s earnings per share and any expected earn-back period related to dilution in tangible book value resulting from the proposed acquisition, acceptance by the customers of the Clayton Banks the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, expectations regarding future investment in the Clayton Banks’ markets and the integration of the Clayton Banks’ operations. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this investor presentation including, without limitation, general economic factors affecting the Company’s mortgage business, the parties’ ability to consummate the acquisition or satisfy the conditions to the completion of the proposed acquisition of the Clayton Banks, the receipt of regulatory approvals required for the acquisition on the terms expected or on the anticipated schedule, the parties’ ability to meet expectations regarding the timing and completion and accounting and tax treatment of the acquisition, the possibility that any of the anticipated benefits of the proposed acquisition will not be fully realized or will not be realized within the expected time period, the risk that integration of the Clayton Banks’ operations with those of the Company will be materially delayed or will be more costly or difficult than expected, the failure of the proposed acquisition to close for any other reason, the effect of the announcement of the proposed acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers), dilution caused by the Company’s issuance of additional shares of its common stock in connection with the proposed acquisition, the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations, and the other factors described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on September 19, 2016 (Registration No. 333-213210) under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”. Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.  Forward looking statements

Additional Information and Participants in the Solicitation  This investor presentation is for informational purposes only and does not constitute a solicitation of any vote or approval with respect to the Company’s proposed acquisition of the Clayton Banks. The issuance of the shares of the Company’s common stock in connection with the proposed acquisition of the Clayton Banks by the Company will be submitted to the shareholders of the Company for their consideration. The Company will file with the SEC a proxy statement and deliver the proxy statement to its shareholders as required by applicable law. The Company may also file other documents with the SEC regarding the proposed acquisition. This investor presentation is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED ACQUISITION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and the proposed acquisition, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at www.firstbankonline.com (in the “Investor Relations” section of such website) copies of the materials it files with, or furnishes to, the SEC.   The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information about the directors and executive officers of the Company is set forth in in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on September 19, 2016 (Registration No. 333-213210). Such final prospectus can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding our underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. Below is a listing of the non-GAAP financial measures used in this presentation. Net Interest Income on a tax-equivalent basis is a non-GAAP measure that adjusts for the tax-favored status of net interest income from loans and investments. We believe this measure to be the preferred industry measurement of net interest income as it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is net interest income. Net interest margin on a tax-equivalent basis is net interest income on a tax-equivalent basis divided by average interest-earning assets on a tax-equivalent basis. We believe this measure to be the preferred industry measurement of net interest margin as it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is net interest margin. The adjusted efficiency ratio is a non-GAAP measure that excludes securities gains (losses), merger-related and conversion expenses, one time IPO equity grants and other selected items. The Company’s management uses this measure in their analysis of the Corporation's performance. The Company’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. The most directly comparable financial measure calculated in accordance with GAAP is the efficiency ratio. Tangible book value per common share and tangible common equity to tangible assets are non-GAAP measures that exclude the impact of goodwill and other intangibles used by the Company’s management to evaluate capital adequacy. Because intangible assets such as goodwill and other intangibles vary extensively from company to company, we believe that the presentation of this information allows investors to more easily compare the Company’s capital position to other company companies. The most directly comparable financial measure calculated in accordance with GAAP is book value per common share and our total shareholder’s equity to total assets. Core deposits is a non-GAAP financial measure used by management and investors to evaluate organic growth of deposits and the quality of deposits as a funding source. We calculate core deposits by excluding jumbo time deposits (greater than $250,000) from total deposits. The most directly comparable financial measure calculated in accordance with GAAP is total deposits. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures are provided on the appendix to this presentation.

Strategic drivers Balanced business model buoyed by low-cost core deposit base Experienced senior management team Strong financial performer: delivering profitability and growth Community bank culture and family values Scalable banking & mortgage platforms Complementary positions in high growth metropolitan markets and stable community markets

A leading community bank headquartered in Tennessee Top 10 banks in Tennessee¹ Top 10 banks under $20bn assets in Tennessee¹ Source: SNL Financial; Note: Deposit data as of June 30, 2016; Pro forma for pending acquisitions announced as of February 16, 2017 1Sorted by deposit market share, deposits are limited to Tennessee #2 community bank in Tennessee Top 10 banks in Tennessee Top 10 banks under $20bn assets in Tennessee Rank Name Headquarters Branches (#) Total deposits ($bn) Deposit market share (%) Percent of company deposits (%) Rank Name Headquarters Branches (#) Total deposits ($bn) Deposit market share (%) Percent of company deposits (%) 1 First Horizon Memphis, TN 152 $19.773648999999999 0.1429 0.94845610295617633 1 Pinnacle Nashville, TN 46 $8.2967510000000004 5.9900000000000002 0.57981444402568094 2 Regions Birmingham, AL 232 17.748394000000001 0.12820000000000001 0.17905926943119446 2 FB Financial Nashville, TN 63 3.1554069999999999 2.2799999999999997 0.9375271491263254 3 SunTrust Atlanta, GA 135 13.436294999999999 9.7100000000000006 8.6488138195998737 3 Franklin Financial Franklin, TN 14 2.3653029999999999 1.7100000000000001 100.00000000000000000000000% 4 Bank of America Charlotte, NC 58 10.928568 7.9000000000000001 ..89360627425790484 4 Simmons First Pine Bluff, AR 50 2.2514069999999999 1.6299999999999999 0.21814219660583267 5 Pinnacle Nashville, TN 46 8.2967510000000004 5.9900000000000002 0.57981444402568094 5 Wilson Lebanon, TN 26 1.8826909999999999 1.3600000000000001 100.00000000000000000000000% 6 FB Financial Nashville, TN 63 3.1554069999999999 2.2799999999999997 0.9375271491263254 6 Home Federal Knoxville, TN 23 1.7256309999999999 1.2500000000000001 100.00000000000000000000000% 7 U.S. Bancorp Minneapolis, MN 103 2.9408460000000001 2.12 .98572148716821063 7 Capital Bank Charlotte, NC 57 1.4965839999999999 1.0800000000000001 0.1900881545463956 8 BB&T Winston-Salem, NC 48 2.4192420000000001 1.7500000000000002 1.4486882072180286 8 Renasant Tupelo, MS 22 1.475776 1.0700000000000001 0.19440057180358136 9 Franklin Financial Franklin, TN 14 2.3653029999999999 1.7100000000000001 100.00000000000000000000000% 9 First Citizens Dyersburg, TN 23 1.304702 .93999999999999986 100.00000000000000000000000% 10 Simmons First Pine Bluff, AR 50 2.2514069999999999 1.6299999999999999 0.21814219660583267 10 BancorpSouth Tupelo, MS 27 1.2177260000000001 .88000000000000005 9.3079787479617981 Top 10 banks in Tennessee Top 10 banks under $20bn assets in Tennessee Rank Name Headquarters Branches (#) Total deposits ($bn) Deposit market share (%) Percent of company deposits (%) Rank Name Headquarters Branches (#) Total deposits ($bn) Deposit market share (%) Percent of company deposits (%) 1 First Horizon Memphis, TN 152 $19.773648999999999 0.1429 0.94845610295617633 1 Pinnacle Nashville, TN 46 $8.2967510000000004 5.9900000000000002 0.57981444402568094 2 Regions Birmingham, AL 232 17.748394000000001 0.12820000000000001 0.17905926943119446 2 FB Financial Nashville, TN 63 3.1554069999999999 2.2799999999999997 0.9375271491263254 3 SunTrust Atlanta, GA 135 13.436294999999999 9.7100000000000006 8.6488138195998737 3 Franklin Financial Franklin, TN 14 2.3653029999999999 1.7100000000000001 100.00000000000000000000000% 4 Bank of America Charlotte, NC 58 10.928568 7.9000000000000001 .89360627425790484 4 Simmons First Pine Bluff, AR 50 2.2514069999999999 1.6299999999999999 0.21814219660583267 5 Pinnacle Nashville, TN 46 8.2967510000000004 5.9900000000000002 0.57981444402568094 5 Wilson Lebanon, TN 26 1.8826909999999999 1.3600000000000001 100.00000000000000000000000% 6 FB Financial Nashville, TN 63 3.1554069999999999 2.2799999999999997 0.9375271491263254 6 Home Federal Knoxville, TN 23 1.7256309999999999 1.2500000000000001 100.00000000000000000000000% 7 U.S. Bancorp Minneapolis, MN 103 2.9408460000000001 2.12 .98572148716821063 7 Capital Bank Charlotte, NC 57 1.4965839999999999 1.0800000000000001 0.1900881545463956 8 BB&T Winston-Salem, NC 48 2.4192420000000001 1.7500000000000002 1.4486882072180286 8 Renasant Tupelo, MS 22 1.475776 1.0700000000000001 0.19440057180358136 9 Franklin Financial Franklin, TN 14 2.3653029999999999 1.7100000000000001 100.00000000000000000000000% 9 First Citizens Dyersburg, TN 23 1.304702 .93999999999999986 100.00000000000000000000000% 10 Simmons First Pine Bluff, AR 50 2.2514069999999999 1.6299999999999999 0.21814219660583267 10 BancorpSouth Tupelo, MS 27 1.2177260000000001 .88000000000000005 9.3079787479617981

Attractive footprint with balance between community markets and platforms in high growth metropolitan markets 2 69 123 Blue dots 193 210 228 Metro markets 130 131 135 Highway 167 169 172 State county outlines 87 154 87 Green dots 148 194 148 Community markets Source files are 619754_FirstBank Bancorp.ai and mapinfo Note: Financial data as of December 31, 2016. Market data as of June 30, 2016. Size of bubble represents size of company deposits in a given market Source: Company data and SNL Financial; 1 Statistics based on county data. Nashville MSA Knoxville MSA Chattanooga MSA Huntsville MSA Memphis MSA Jackson MSA Metropolitan markets Community markets Our current footprint Total loans (excluding HFS) Total branches Total deposits Market rank by deposits: Nashville (13th) Chattanooga (7th) Jackson (5th) Memphis (41st) Knoxville (43rd) Huntsville (21st) Paris Crossville Dayton Shelbyville Smithville Fayetteville Waverly Linden Parsons Camden Huntingdon Lexington Other 2% Community 25% Metropolitan 73% Community 40% Metropolitan 60% Community 41% Metropolitan 57% Mortgage 2%

Pro forma results1 2015  2016 Diluted earnings per share $1.92 $2.04 Net income (in millions) $33.0 $39.4 Return on average assets 1.28% 1.31% Return on average equity 14.5% 14.3% Efficiency ratio 73.1% 70.6% 2016 Highlights Completed largest bank IPO in Tennessee history Total revenues of $255.6 million for 2016, up 37.3% from 2015 Customer-focused balance sheet growth; NIM (tax equivalent) of 4.10% in 2016 vs. 3.97% in 2015 Loans (HFI) grew 8.6% to $1.85 billion from $1.70 billion at 12/31/15 Total deposits grew 9.6% to $2.67 billion from $2.44 billion at 12/31/15 Record mortgage loan closings totaling $4.67 billion for 2016, up 69% from 2015 Nonperforming assets to total assets declined to 0.58% at 12/31/16 from 0.86% at 12/31/15 Tangible book value per share was $11.58 and tangible common equity / tangible assets was 8.65% at 12/31/16 Announced Clayton Banks acquisition on 2/8/17 Key highlights Financial results 1 Our pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08 and 36.75% for the years ended December 31, 2015 and 2016, respectively.

Delivering profitability and growth Drivers of profitability improvement 1 Our pro forma net income and tax-adjusted return on average assets include a pro forma provision for federal income taxes using a combined effective income tax rate of 30.35%, 33.76%, 35.37%, 35.63%, 35.08 and 36.75% for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016, respectively. ROAA over time NIM (%) Noninterest income ($mm) 5-yr CAGR 39% +77 bps Loans / deposits (%) Reported net income ($mm) $14.3 $20.5 $26.9 $32.5 $47.9 $40.6 NPA / assets (%) (384) bps Increased ROAA by 79bps $10.7 $14.6 $18.6 $22.4 $33.0 $39.4 71% 73% 77% 84% 81% 88%

Net interest margin driven by multiple levers Historical yield and costs Source: Company information Note: Financial data as of December 31, 2016 1 Includes tax-equivalent adjustment NIM (%) 3.52% 3.75% 3.93% 3.97% 4.10% NIM, ex-accretion (%) 3.52% 3.75% 3.93% 3.96% 3.97% Deposit cost (%) 0.78% 0.48% 0.36% 0.30% 0.29% Loan (HFI) yield 2015 2016 Contractual interest rate on loans HFI1 4.77% 4.70% Origination and other loan fee income 0.28% 0.46% 5.05% 5.16% Accretion on purchased loans 0.02% 0.20% Loan syndication fees 0.05% 0.05% Total loan yield (HFI) 5.12% 5.41%

Consistent loan growth and balanced portfolio Total loan growth1 ($mm) and commercial real estate concentration Loan portfolio breakdown1 12/31/15 12/31/16 Total HFI loans: $1,849mm Source: Company filings; Note: Financial data as of December 31, 2016 1 Exclude HFS loans, C&I includes owner-occupied CRE 2 Risk-based capital at bank level as reported in Call Report. Commercial real estate (CRE) concentration2 % of risk-based Capital 12/31/15 12/31/16 C&D loans subject to 100% risk-based capital limit 99% 81% Total CRE loans subject to 300% risk-based capital limit 208% 185%

Asset quality continues to improve Source: Company filings. Financials as of December 31, 2016 . Classified loans ($mm) Net charge-offs / average loans NPAs / assets LLR / loans (384) bps ($58) mm

Stable, low cost core deposit franchise Total deposits ($mm) Source: Company filings; Note: Financial data as of December 31, 2016 1 Includes $45.4 million in mortgage servicing-related escrow deposits. Noninterest bearing deposits ($mm)1 5-yr CAGR 22.5% Deposit composition Cost of deposits 5-yr CAGR 9.1%

Mortgage Banking outlook impacted by higher rates, offset by channel mix

Interest rate driven decline in lock volumes

- Mortgage Banking revenue $117.8 million in 2016, up 68% from 2015
- IRLC pipeline $533 million at 12/31/16, up 27% from 12/31/15
- Record mortgage closings of $4.7 billion in 2016, up 69% from $2.8 billion in 2015
- Business model beginning to shift to increased purchase volumes within Consumer Direct and other channels
- Correspondent channel shifted overall pipeline mix in 2H 2016, which we expect to continue into 2017
  - We expect Correspondent volume to increase 2-3x 2016 levels
  - Gain on sale margin compression as Correspondent contribution grows
- Expected lower lock volume in 1Q 2017 will significantly reduce pre-tax contribution compared to 4Q 2016; we expect recovery in 2Q 2017, with full-year contribution ~flat from 2016

	2015	2016
Gain on Sale ($mm)	$66.6	$105.7
Servicing Revenue ($mm)	$3.6	$12.1

IRLC pipeline volume by line of business (%)



Consumer Direct
Correspondent
Reverse
Third party originated
Retail
Retail footprint
2015
2016

	2015	2016
IRLC volume:	$3.00bn	$5.03bn
IRLC pipeline:	$263mn	$533mn

IRLC pipeline volume mix by purpose (%)



Purchase
Refinance
2015
48%
52%
2016
41%
59%

Closings volume by line of business (%)



Consumer Direct
Correspondent
Reverse
Third party originated
Retail
Retail footprint
2015
2016

Source: Company filings;
Note: Financial data as of December 31, 2016

FirstBank

13

Improving operating leverage remains a key objective Continued focus to achieve better operating leverage Bank’s core system creates a scalable platform designed to drive and support growth across markets Capacity to grow business in key metropolitan markets, especially Nashville, Knoxville, Memphis and Huntsville MSAs, without adding significant fixed costs Continue to centralize operations and support functions while protecting our decentralized client service model Efficiency ratio (tax-equivalent basis)1 Improving operating efficiency Source: Company filings 1 See “Use of non-GAAP financial measures” and the Appendix hereto. Segment data not available prior to 2013.

Summary of capital position Source: Company filings Note: Financial data as of December 31, 2016 See “Use of non-GAAP financial measures” and the Appendix hereto. Total regulatory capital. Capital position Total capital composition   12/31/15 12/31/16 Shareholder’s equity / Assets 8.2% 10.1% TCE / TA (non-GAAP)1 6.4% 8.7% Common equity tier 1 8.2% 11.0% Tier 1 capital 9.6% 12.2% Total capital 11.2% 13.0% Tier 1 leverage 7.6% 10.1% Simple capital structure

Over 110 years of history in Tennessee

Writing the next chapter…

- Organic growth
- Acquisitions
- Other

1990: Jim Ayers acquired sole control of the Bank

2001: Opened branches in Nashville and Memphis

2004: Opened branch in Knoxville

2008: Opened two branches in Chattanooga

2014: Opened branch in Huntsville, Alabama

2015: Awarded "Top Workplaces" by The Tennessean

2016: Rebranded to FB Financial and Completed IPO

Year: 1906 1984 1988 1990 1996 1999 2001 2003 2004 2006 2007 2008 2010 2012 2013 2014 2015 2016 2017(1)

1984: Jim Ayers and associate acquired the Bank

1988: Purchased assets of First National Bank of Lexington; Changed franchise name to FirstBank

1996: Purchased Bank of West Tennessee (Lexington) and Nations Bank branch (Camden)

1999: Acquired First State Bank of Linden

2001: Acquired Bank of Huntingdon

2003: Acquired The Bank of Murfreesboro in Nashville MSA

2007: Acquired branches from AmSouth Bank in Tennessee community markets

2015: Acquired Northwest Georgia Bank in Chattanooga

2016: Completed core operating platform conversion

2016: Completed integration of Northwest Georgia Bank in Chattanooga

2017: Announced acquisition of Clayton Bank and American City Bank

	1984	1996	1999	2001	2003	2004	2006	2007	2008	2010	2012	2014	2015	2016	2017(1)
Total assets ($bn)		$0.3	$0.5	$0.8	$1.1	$1.1	$1.5	$1.9	$2.1	$2.1	$2.2	$2.4	$2.5	$3.3	$4.5

(1) 2017 pro forma for Clayton Banks. Excludes purchase accounting adjustments.
Source: Company filings.

FB FirstBank

16

Acquisition of the Wholly-Owned Banks of Clayton HC, Inc. Pending acquisition highlights

Strategically compelling and financially attractive transaction

Culture	■ Entrepreneurial owner with West TN heritage ■ High performance DNA ■ Niche lending expertise
Geography	■ Opportunity for operating leverage in existing markets ■ Highly additive in Knoxville MSA ■ Metro / community model
EPS Accretion	■ Immediately accretive to EPS in 2017 ■ ~15% % EPS accretion in first full year of operations and beyond
Tangible Book Value Dilution	■ 1.50 years estimated TBV earnback (crossover method) ■ TBV dilution at closing of ~6.0% ■ Goodwill and intangible assets of $90.5 million
Internal Rate of Return	■ 20%+ internal rate of return
Pro Forma Capital	■ TCE / TA at close ~8.0% ■ Tier I Leverage at close ~9.0% ■ CET I Ratio at close ~9.3% ■ Total RBC Ratio at close ~12.2%

FB FirstBank

18

Transaction overview

Structure	■ Stock purchase whereby FirstBank acquires both Clayton Bank and Trust ("Clayton Bank") and American City Bank (collectively "Clayton Banks"), and immediately merges both banks into FirstBank
Purchase Price	■ 5,860,000 shares of FBK common stock ■ $60 million of FirstBank subordinated debt qualifying as Tier II capital ■ 5.5% fixed-to-floating due 2027; 5-year no call ■ Aggregate Purchase Price: $204.7 million[(1)]
Return of Capital and Pre-closing Distributions to Clayton HC	■ Total TCE at Clayton Banks of $205.2 million as of 12/31/16 (17.3% TCE / TA) ■ $79.5 million in cash, paid prior to or at closing subject to regulatory approval[(2)] ■ Additional $4.8 million dividend of loans and other assets from bank to holding company prior to closing ■ Cash dividends from the banks to the holding company for S-Corp taxes prior to close covering FY 2016 and 2017 through closing (~38.1% of pre-tax earnings)
Management and Board Seats	■ Jim Clayton to receive FB Financial Board Seat pending regulatory approval ■ Senior executives of Clayton Banks have executed employment agreements with FirstBank[(3)]
Closing and Required Approvals	■ Targeted closing third quarter 2017 ■ Subject to customary closing conditions, including regulatory approvals and shareholder approvals

(1) Based upon FBK closing price of $24.70 as of 2/7/2017.
(2) If the Clayton Banks are unable to make the entire $79.5 million cash distribution, FirstBank will be required to make-up such a shortfall via a cash payment to Clayton HC at closing.
(3) To be effective upon closing.

FB FirstBank

19

Strategic expansion Note: Financial data as of the year ended December 31, 2016. (1) Assumes 38.1% tax effect on pre-tax income. Source: Company data and SNL Financial.

Strategic rationale – In-footprint expansion with highly profitable banks Track Record of Financial Performance The Clayton Banks have consistently ranked among the most profitable banks in TN (1) ROAA(2) 2016 5-Yr Avg. Clayton Bank 2.38% 2.30% American City Bank 1.57% 1.49% Combined 2.17% 2.09% Enhances Geography Enhances presence in 3 of FirstBank’s metro markets Knoxville – Top 10 pro forma market share with nearly $400 million in deposits Jackson – Top 3 pro forma market share rank with 14.4% market share Memphis – Adds 2 branches and $80 million in deposits # 6 pro forma deposit market share in TN for FirstBank Establishes new Tullahoma / Manchester community market with #1 deposit market share (1) SNL Financial. (2) Based on pre-tax income tax-effected at 38.1%.

Strategic rationale – Attractive financial impact, establishes new business Niche Lending Clayton Bank has managed Manufactured Housing (“MH”) lending through business cycles Approximately $300 mm MH loans at year-end (~10% of pro forma loan portfolio) Strong risk-adjusted yields with sound credit metrics Kevin Kimzey has signed an agreement with FirstBank to continue managing the business and Jim Clayton has entered into an agreement to assist in integrating the business(9) Adjustments consistent with Footnote 4 above, excluding $79.5 million return of capital. Assumes 38.1% tax-rate on Clayton Banks’ 2016 pre-tax income of $38.6 million less 2.75% pre-tax cost of $79.5 million return of capital based on Clayton Bank’s 2016 cost of borrowings. Earnings calculation consistent with Footnote 6 above excluding the cost of the return of capital. Based on closing price of $24.70 as of 2/7/17; 2016 EPS based on core net income of $46.3 million and 4Q16 diluted shares of 24.5 million. Agreements to be effective at closing. Business Mix Shift Levers FirstBank’s strong deposit base by increasing pro forma loan (HFI)-to-deposit ratio from 69% at 12/31/16 to 81% Increasing banking contribution to revenue and earnings mix, while diversifying fee income Increased market share in strategically important metro markets Compelling Valuation Purchase Price(1) Total Consideration(2) FBK Current Multiples(8) Aggregate $(3) $204.7 million $284.2 million --- P / TBV 186%(4) 150%(5) 213% P / 2016 Earnings 9.1x(6) 11.9x(7) 13.1x Mess with footnotes Add FBK multiples somewhere Defined as 5,860,000 shares of FBK common stock plus $60 million seller note. Defined as Purchase Price plus $79.5 million return of capital. Based on FBK closing price of $24.70 as of 2/7/2017. Stated TCE at 12/31/16 adjusted for $10.4 million dividend related to S-Corp taxes for FY 2016, $4.8 million asset dividend from Clayton Banks to Clayton HC, Inc. and $79.5 million return of capital.

Cost Savings Transaction Expenses Estimated one-time transaction expenses of $10.0 million, pre-tax Key transaction assumptions Loan Mark Gross loan mark of $30.2 million (~2.87% of gross loans) Gross loan mark is before reversals of ALLL ($20.4 million), remaining discount on acquired loans ($7.1 million) and deferred loan fees ($4.2 million) Transaction Structure Taxable transaction to seller; FB Financial receives a step-up in basis Estimated noninterest expense savings of 20%, with 50% of such savings being achieved during 2017; 100% achieved in 2018 and thereafter Planned capital expenditure of $3 million for bank improvements and technology upgrades Additional branches in Knoxville market plus community investments considered in model CDI Core deposit intangible of <2% of transaction accounts (~$9.3mm) Other Marks $2 million mark on certificates of deposit and borrowings $0.8 million mark on OREO (~25%) Revenue Synergies None assumed; although significant opportunities exist in mortgage and treasury services Community investment and branding

Extensive due diligence conducted Close coordination with Clayton Banks’ management teams in all aspects of strategy and operations Risk management analysis done by FirstBank’s senior management, including CEO, CFO, CRO, CCO, Operations, Human Resources, Compliance and General Counsel Comprehensive credit review of Clayton Banks’ loan portfolios, utilizing both internal and external resources Conducted detailed review, utilizing internal and external resources, with greater than 90% dollar coverage of loans $1 million and above 100% coverage of Clayton Bank consumer loans via credit score refresh 83% dollar coverage of MH Communities loans Thorough balance sheet and liquidity analysis Extensive review and analysis of existing IT and operational capabilities at Clayton Banks Assessment of every facility and developed a plan for future including enhancements where necessary

Loan and deposit mix Pro Forma Loan Portfolio Pro Forma Deposit Mix Pro forma loan (HFI)-to-deposit ratio 81% Diversified portfolio with 38% C&I (includes CRE - Owner-Occupied) Pro forma loan yield estimated at 5.69%, FBK’s was 5.27% in 4Q 2016 Deposit profile of combined bank: 47% checking, 89% transactional, with 25% noninterest-bearing Pro forma cost of deposits 0.37%, compared to FBK’s 0.29% in 4Q 2016 Primary focus remains on core, relationship-focused deposit gathering Source: Company filings; Note: Financial data as of December 31, 2016. Excludes purchase accounting adjustments.

Clayton Banks credit quality Loans Outstanding ($ millions) NPAs / Assets NCOs / Average Loans ALLL / Gross Loans HFI 5-Year CAGR: 8.9% Source: SNL Financial & Company filings; Note: Financial data as of December 31, 2016.

Manufactured Housing niche lending adds meaningful risk-adjusted profitability

- MH Niche comprised of three areas operated from Knoxville with a national platform
  - MH Communities (MHC)
    - C&I and CRE-focused lending to experienced, sophisticated owners / operators of MH communities
  - MH Retail (MHR)
    - Consumer mortgage / chattel loans for purchase of manufactured homes originated through a network of approved retailers
  - Third Party MH Servicing
    - Leveraging operational expertise to service MH retail loans for third parties, primarily for MH community owners
    - No associated MSR asset

MH Balances ($M)



5-Year CAGR: 12.2%
$89.5
$127.2
$167.3
$168.8
$181.8
$196.2
$200.9
$251.2
$300.5
$15.6
$26.7
$47.2
$13.0
$36.8
$77.4
$11.4
$40.5
$115.5
$9.6
$43.8
$115.3
$8.5
$51.0
$122.3
$9.8
$59.0
$127.5
$8.0
$67.4
$125.5
$6.8
$78.4
$166.0
$5.6
$100.4
$194.5
MH Communities
MH Retail
MH Portfolio

NCOs / Average Loans



0.02%
0.58%
0.51%
0.92%
0.34%
0.41%
0.60%
0.94%
0.44%
0.00%
0.00%
0.00%
1.54%
-0.11%
-0.04%
-0.07%
-0.07%
0.31%
MH Communities
MH Retail

Unpaid Principal Balance & Servicing Revenue



$1,339
$1,266
$1,064
$914
$1,201
$1,358
$1,515
$1,701
$2,223
$146
$117
$96
$91
$94
$111
$125
$152
$188
3rd Party UPB Serviced ($M)
Servicing Revenue ($000)

Source: Company documents; Note: Financial data as of December 31, 2016.

FB FirstBank

27

Appendix: FB Financial Standalone

GAAP reconciliation and management explanation of non-GAAP financial measures

Tax-equivalent net interest income and net interest margin

(dollars in thousands)	2016	2015	2014	2013	2012	2011
						Year Ended December 31,
Net interest income (tax-equivalent basis)						
Net Interest Income	$ 110,950	$ 93,872	$ 83,376	$ 75,476	$ 68,329	$ 61,706
Adjustments:						
Tax-equivalent adjustment	2,361	2,015	2,111	2,164	2,273	2,229
Net interest income (tax-equivalent basis)	$ 113,311	$ 95,887	$ 85,487	$ 77,640	$ 70,602	$ 63,935
Net interest margin (tax-equivalent basis)						
Net Interest Margin	4.02%	3.88%	3.83%	3.65%	3.41%	3.21%
Adjustments:						
Tax-equivalent adjustment	0.08%	0.09%	0.10%	0.10%	0.11%	0.12%
Net interest margin (tax-equivalent basis)	4.10%	3.97%	3.93%	3.75%	3.52%	3.33%

Tax-equivalent efficiency ratio

(dollars in thousands, except per Share data)	2016	2015	2014	2013	2012	2011
						Year ended December 31,
Efficiency ratio (tax-equivalent basis)						
Total noninterest expense	$ 194,790	$ 138,492	$ 102,163	$ 89,584	$ 83,874	$ 70,854
Less one time equity grants	2,960	—	3,000	—	—	—
Less variable compensation charge related to cash settled equity awards	1,254	—	—	—	—	—
Less merger and conversion expenses	3,268	3,543	—	—	—	—
Less loss on sales or write-downs of other real estate	—	—	—	—	2,339	1,996
Less impairment of mortgage servicing rights	4,678	194	—	—	—	—
Less loss on sale of mortgage servicing rights	4,447	—	—	—	—	
Adjusted noninterest expense	$ 178,183	$ 134,755	$ 99,163	$ 89,584	$ 81,535	$ 68,858
Net interest income (tax-equivalent basis)	$ 113,311	$ 95,887	85,487	77,640	70,602	63,935
Total noninterest income	144,685	92,380	50,802	41,386	38,047	27,847
Less bargain purchase gain	—	2,794	—	—	—	—
Less gain on sales or write-downs of other real estate	1,282	(317)	132	—	—	—
Less gain (loss) on sale of other assets	(103)	(393)	19	(67)	—	—
Less gain on sales of securities	4,407	1,844	2,000	34	3,670	6,060
Adjusted noninterest income	$ 139,099	$ 88,452	48,651	41,419	34,377	21,787
Adjusted operating revenue	$ 252,410	$ 184,339	134,138	119,059	104,979	85,722
Efficiency ratio (tax-equivalent basis)	70.59%	73.10%	73.93%	75.24%	77.67%	80.33%
Efficiency ratio (GAAP)	76.20%	74.36%	76.14%	76.66%	78.85%	79.12%

FB FirstBank

29

GAAP reconciliation and management explanation of non-GAAP financial measures (cont'd)

Tangible book value per common share and tangible common equity to tangible assets

(dollars in thousands, except per share data)	As of December 31, 2016	2015	2014	2013	2012	2011
Tangible Assets						
Total assets	$ 3,276,881	$ 2,899,420	$ 2,428,189	$ 2,258,387	$ 2,232,440	$ 2,095,109
Adjustments:						
Goodwill	(46,867)	(46,904)	(46,904)	(46,904)	(46,904)	(46,804)
Core deposit intangibles	(4,563)	(6,695)	(3,495)	(5,108)	(6,834)	(8,702)
Tangible assets	**$ 3,225,451**	**$ 2,845,821**	**$ 2,377,790**	**$ 2,206,375**	**$ 2,178,702**	**$ 2,039,603**
Tangible Common Equity						
Total shareholders' equity	$ 330,498	$ 236,674	$ 215,228	$ 189,687	$ 197,372	$ 177,647
Adjustments:						
Goodwill	(46,867)	(46,904)	(46,904)	(46,904)	(46,904)	(46,804)
Core deposit intangibles	(4,563)	(6,695)	(3,495)	(5,108)	(6,834)	(8,702)
Tangible common equity	**$ 279,068**	**$ 183,075**	**$ 164,829**	**$ 137,675**	**$ 143,634**	**$ 122,141**
Common shares outstanding	24,107,660	17,180,000	17,180,000	17,180,000	17,180,000	17,180,000
Book value per common share	$ 13.71	$ 13.78	$ 12.53	$ 11.04	$ 11.49	$ 10.34
Tangible book value per common share	**11.58**	**10.66**	**9.59**	**8.01**	**8.36**	**7.11**
Total shareholders' equity to total assets	10.09%	8.16%	8.86%	8.40%	8.84%	8.48%
Tangible common equity to tangible assets	**8.65%**	**6.43%**	**6.93%**	**6.24%**	**6.59%**	**5.99%**

[1] On June 28, 2016, the Company declared a 100-for-1 stock split, increasing the number of issued and authorized shares from 171,800 to 17,180,000 and 250,000 to 25,000,000, respectively. Additional shares issued as a result of the stock split were distributed immediately upon issuance to the shareholder on that date. Share and per share amounts included in the consolidated financial statements and notes thereto reflect the effect of the split for all periods presented. Additionally, in July 2016, the Company increased the authorized shares from 25,000,000 to 75,000,000.

FB FirstBank

30

Core deposits GAAP reconciliation and management explanation of non-GAAP financial measures (cont’d)     As of December 31, (dollars in thousands)   2016   2015 2014 2013 2012 2011 Core deposits Total deposits $ 2,671,562 $ 2,438,474 $ 1,923,569 $ 1,803,567 $ 1,820,745 $ 1,727,959 Less jumbo time deposits 60,124   52,320 57,034 58,075 85,486 90,489 Core deposits   $ 2,611,438   $ 2,386,154 $ 1,866,535 $ 1,745,492 $ 1,735,259 $ 1,637,470

Appendix: Clayton Banks

Headquartered in Knoxville, TN with a footprint extending to West Tennessee High, sustainable profitability with 2%+ through-the-cycle ROAA, driven by a combination of strong margins and low efficiency ratio Manufactured Housing lending niche capitalizes on unique expertise and deep relationships throughout industry vertical Overview of Clayton Bank Clayton Bank Footprint Overview Note: Financial data as of and for the year ended December 31, 2016. (1) Assumes 38.1% tax effect on Pre-Tax income. Source: Company data and SNL Financial. Clayton Bank

Knoxville market presence

Pro Forma Knoxville Footprint


FB Financial Corporation (1)
Clayton Bank and Trust (6)

Knoxville, TN (MSA)

2016 Rank	Institution (ST)	2016 Branches	2016 Deposits ($M)	2016 Market Share (%)
1	SunTrust Banks Inc. (GA)	27	2,905	17.9
2	First Horizon National Corp. (TN)	28	2,626	16.1
3	Regions Financial Corp. (AL)	32	2,209	13.6
4	Home Federal Bank of Tennessee (TN)	19	1,612	9.9
5	BB&T Corp. (NC)	17	1,051	6.5
6	Pinnacle Financial Partners (TN)	7	856	5.3
7	Bank of America Corp. (NC)	3	618	3.8
8	United Community Banks Inc. (GA)	9	456	2.8
	Pro Forma	**7**	**392**	**2.4**
9	**Clayton Bank and Trust (TN)**	**6**	**377**	**2.3**
10	Mountain Commerce Bancorp Inc. (TN)	2	289	1.8
43	**FB Financial Corp (TN)**	**1**	**15**	**0.1**
	Total For Institutions In Market	**273**	**16,264**	**100.0**

Source: Company data, SNL Financial, Knoxville Chamber of Commerce.

Knoxville Economy

- Third largest MSA in Tennessee, largest in East Tennessee
- Supports 120 automotive component manufacturers providing over 13,000 jobs
- Well situated to attract the key suppliers and assembly operations in the southeast
- Highly diversified economy
- Notable Employers:
  - U.S. Department of Energy – Oak Ridge operations ~12,000 jobs
  - Covenant Health ~ 10,000 jobs
  - The University of Tennessee, Knoxville ~ 6,600 jobs
  - Clayton Homes ~ 2,800 jobs
  - Tennessee Valley Authority ~ 1,600 jobs

FirstBank

34

Clayton Bank historical financials

Dollars in Thousands	For the Year Ended December 31, 2012	2013	2014	2015	2016
Balance Sheet					
Total Assets	$718,364	$678,563	$708,292	$785,530	$886,905
Gross Loans (Excl. HFS)	561,176	539,821	563,218	676,038	780,008
Deposits	569,867	526,198	547,005	587,072	686,549
Total Equity	98,690	106,514	119,781	145,164	157,138
Gross Loans (Excl. HFS) / Deposits	98.5 %	102.6 %	103.0 %	115.2 %	113.6 %
Net Loans (Excl. HFS) / Assets	75.0	76.3	76.6	83.6	86.0
Capital					
Tangible Common Equity / Tangible Assets	13.7 %	15.7 %	16.9 %	18.5 %	17.7 %
Tier 1 Leverage Ratio	12.8	15.7	17.1	19.1	18.1
Tier 1 Capital Ratio	16.1	17.9	18.9	18.5	17.5
Total Capital Ratio	17.4	19.1	20.2	19.8	18.7
Asset Quality					
Nonperforming Loans (Incl. TDRs)	$32,839	$25,118	$25,723	$19,683	$21,568
Nonperforming Assets (Incl. TDRs)	36,614	27,939	29,810	22,229	23,414
NPLs / Loans	5.85 %	4.65 %	4.57 %	2.91 %	2.77 %
NPAs / Assets	5.10	4.12	4.21	2.83	2.64
Reserves / NPLs	69.1	87.5	81.6	98.7	82.0
Reserves / Loans (Excl. HFS)	4.05	4.07	3.73	2.87	2.27
NCOs / Average Loans	0.66	0.13	0.18	0.26	0.24
Earnings & Profitability					
Net Income	$13,915	$17,804	$14,596	$16,998	$19,502
Net Interest Margin	5.89 %	5.85 %	5.57 %	5.63 %	5.36 %
Efficiency Ratio (FTE)	35.3	36.0	39.9	37.8	34.1
Non-Interest Income / Avg. Assets	0.77	0.87	0.59	0.64	0.58
Non-Interest Expense / Avg. Assets	2.33	2.39	2.43	2.35	2.02
ROAA	2.03	2.56	2.20	2.35	2.38
ROAE	14.5	16.5	12.5	12.9	13.1

Source: SNL Financial, Company Documents; Note: Data as of periods shown. Net Income, return on average assets and return of average equity assume 38.1% tax effect on pre-tax income.

FB FirstBank

35

Overview of American City Bank American City Bank Footprint Overview Headquartered in Tullahoma, TN with branches also in Manchester, TN Efficiently run, profitable institution with sustainable ROAA of ~1.5%, pricing power and strong capitalization Customer-focused business model driven by strong relationships and local market knowledge American City Bank Note: Financial data as of and for the year ended December 31, 2016. (1) Assumes 38.1% tax effect on Pre-Tax income. Source: Company data and SNL Financial.

American City Bank historical financials

Dollars in Thousands	For the Year Ended December 31, 2012	2013	2014	2015	2016
Balance Sheet					
Total Assets	$234,047	$269,057	$264,347	$275,609	$307,902
Gross Loans (Excl. HFS)	182,210	209,081	214,079	230,521	271,819
Deposits	178,284	209,556	210,079	214,991	232,564
Total Equity	38,649	41,785	46,024	52,269	56,439
Gross Loans (Excl. HFS) / Deposits	102.2 %	99.8 %	101.9 %	107.2 %	116.9 %
Net Loans (Excl. HFS) / Assets	76.5	76.7	80.2	82.8	87.4
Capital					
Tangible Common Equity / Tangible Assets	13.3 %	12.8 %	14.7 %	16.4 %	16.0 %
Tier 1 Leverage Ratio	13.1	12.8	14.8	16.7	16.5
Tier 1 Capital Ratio	15.3	15.4	17.1	17.6	16.0
Total Capital Ratio	16.6	16.6	18.1	18.6	16.9
Asset Quality					
Nonperforming Loans (Incl. TDRs)	$1,197	$8,020	$3,921	$3,314	$3,715
Nonperforming Assets (Incl. TDRs)	4,178	11,654	6,915	4,863	4,972
NPLs / Loans	0.66 %	3.84 %	1.83 %	1.44 %	1.37 %
NPAs / Assets	1.79	4.33	2.62	1.76	1.61
Reserves / NPLs	260.5	33.0	54.3	71.0	73.2
Reserves / Loans (Excl. HFS)	1.71	1.27	0.99	1.02	1.00
NCOs / Average Loans	0.75	0.62	0.32	0.09	0.25
Earnings & Profitability					
Net Income	$2,782	$3,954	$3,939	$4,164	$4,404
Net Interest Margin	5.12 %	4.76 %	5.09 %	4.72 %	5.06 %
Efficiency Ratio (FTE)	38.8	38.0	49.3	42.3	42.8
Non-Interest Income / Avg. Assets	0.26	0.43	0.37	0.44	0.36
Non-Interest Expense / Avg. Assets	2.13	2.02	2.55	2.07	2.21
ROAA	1.19	1.56	1.53	1.59	1.57
ROAE	7.4	9.7	8.8	8.5	8.0

Source: SNL Financial, Company Documents; Note: Data as of periods shown. Net Income, return on average assets and return of average equity assume 38.1% tax effect on pre-tax income.

FB FirstBank

37

Enhances both metro and community market presence Source: Company filings, SNL Financial; Note: Deposit data as of June 30, 2016.

Pro forma loan portfolio bolsters commercial lending platform Source: Company filings; Note: Financial data (including pro forma data) as of December 31, 2016. FB Financial data based on GAAP data. Clayton Bank and Trust and American City Bank based on regulatory data. Excludes purchase accounting adjustments.

Pro forma deposit composition remains transaction account-focused Source: Company filings; Note: Financial data (including pro forma data) as of December 31, 2016. FB Financial data based on GAAP data. Clayton Bank and Trust and American City Bank based on regulatory data. Excludes purchase accounting adjustments.